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                                                                Exhibit 10(a)(8)

December 1, 1996

Health Shields Corporation
T.J. Tully, Chairman, CEO
602 Main Street
Cincinnati, Ohio  45202

Dear Mr. Tully,

Ramsay-Hughes, Inc. hereby agrees to extend the Due Date, of the $85,000 Promissory Note dated December 12, 1995, from March 15, 1996 to a revised Due Date of March 31, 1997.

Sincerely,

/s/ RICK HUGHES

Rick Hughes, CEO